UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 11, 2019

TrueBlue, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Washington
(State or Other Jurisdiction of Incorporation)

001-14543	91-1287341
(Commission File Number)	(IRS Employer Identification No.)

1015 A Street, Tacoma, Washington 98402
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code:    (253) 383-9101

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	TBI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 11, 2019, TrueBlue, Inc. (the “company”) named Taryn R. Owen as Executive Vice President and President of PeopleReady, to be effective December 30, 2019. Ms. Owen, age 41, has served as the company’s Executive Vice President and President of PeopleScout since November 2014, after serving as Senior Vice President and President of PeopleScout since June 2014.

In connection with Ms. Owen’s appointment as Executive Vice President and President of PeopleReady, the company and Ms. Owen amended certain terms of her employment agreement (as amended, the “Employment Agreement”). Pursuant to the Employment Agreement, Ms. Owen will earn an annual base salary of $475,000, and will be eligible to receive additional annual compensation consisting of (a) a cash bonus of up to 75% of her base salary, (b) restricted stock with a grant date value of up to 67.5% of her base salary, and (c) performance share units with a grant date value of up to 67.5% of her base salary. Ms. Owen’s potential cash bonus and performance share units compensation will be subject to achievement of certain performance objectives. In addition, Ms. Owen will receive a one-time award of restricted shares of common stock of the company, with a value of $713,000, grant date of January 2, 2020, and such shares will vest fully on the second anniversary of the grant date.

The Employment Agreement does not provide for any specific or minimum term or duration, and Ms. Owen’s employment is terminable at will. If the company terminates Ms. Owen’s employment without Cause, or Ms. Owen voluntarily terminates her employment for Good Reason (each as defined in the Employment Agreement), she will be entitled to receive 100% of her base salary during a one year severance period. In addition, she will be paid a bonus for the year of termination, prorated for the portion of the year worked and subject to actual performance results, and unvested restricted equity awards outstanding at the time of such termination will vest as if Ms. Owen had worked during the one year severance period.

The foregoing descriptions of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. Ms. Owen and the company remain parties to a Non-Compete Agreement, Indemnity Agreement and Change in Control Agreement, which are filed as Exhibit 10.2, 10.3, and 10.4 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure

On November 13, 2019, the company issued a press release announcing, among other things, that Ms. Owen had been named Executive Vice President and President of PeopleReady, effective December 30, 2019. A copy of the press release is attached to this report as Exhibit 99.1 and incorporated by reference in this Item 7.01.

In accordance with General Instruction B.2. of Form 8-K, the information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “Filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form	File No.	Date of First Filing
10.1	Employment Agreement, as amended November 11, 2019, by and between TrueBlue, Inc., and Taryn R. Owen	X
10.2	Non-Compete Agreement, effective June 30, 2014, by and between TrueBlue, Inc., and Taryn R. Owen	X
10.3	Indemnification Agreement, dated July 1, 2014, by and between TrueBlue, Inc. and Taryn R. Owen		10-Q	001-14543	05/04/2007
10.4	Change In Control Agreement, dated June 12, 2017, by and between TrueBlue, Inc and Taryn R. Owen		10-Q	001-14543	05/04/2007
99.1	Press Release dated November 13, 2019	X
104	Cover page interactive data file - The cover page from this Current Report on Form 8-K is formatted as Inline XBRL	X

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUEBLUE, INC.
(Registrant)

Date:	November 13, 2019	By:	/s/ James E. Defebaugh
James E. Defebaugh
Executive Vice President, General Counsel & Secretary